CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated September 8, 1998, which are incorporated by reference, in this Registration Statement (Form N-1A 33-48926) of Dreyfus Investment Grade Bond Funds, Inc.


                                               ERNST & YOUNG LLP

New York, New York
October 26, 1998